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                                                                Exhibit 10.68

                             [Gargoyles letterhead]

June 20, 1996

CONFIDENTIAL

Mr. Jimmy Sexton
c/o ARM
6076 Poplar Ave.
Suite 920
Memphis, Tennessee  38119

RE:   GARGOYLES, INC.

Dear Mr. Sexton:

As we discussed, Gargoyles is planning an initial public offering of its common stock and expects to file a registration statement with the Securities and Exchange Commission (the "SEC") on June 28, 1996. We would like to use the image and name of Scottie Pippen in our registration statement.

Enclosed for your review is a copy of the most recent draft of our registration statement which has been marked to show the paragraphs where Scottie Pippen's name is mentioned. In addition, we enclose a color photocopy of the proposed front and back covers of our registration statement which shows how we propose to use the image of Scottie Pippen.

I understand that Scottie Pippen is generally agreeable to the use of his name and image in our registration statement, subject to review of the specific language and image. In addition, by this letter we also ask that in future if any image of Scottie Pippen is approved for product promotions, then Gargoyles may also use the image in future SEC filings and in its annual reports.

If the above is acceptable to Scottie Pippen, please evidence Scottie Pippen's consent to all of the above by signing below and returning this letter to me. You can fax the letter back if you prefer. Our fax number is 206-872-3317.

We appreciate your help with this matter. If you have any questions or comments to the enclosed, please do not hesitate to call me.
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Mr. Jimmy Sexton
June 20, 1996
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Very truly yours,

/s/ Douglas B. Hauff

Douglas B. Hauff
President

Agreed to and acknowledged as of
__________________, 1996

/s/ Scottie Pippen
________________________________
Scottie Pippen


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